Exhibit 99.1

The following unaudited tables contain cash flow information from Note 16, “Condensed Consolidating Financial Information” to the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as updated to reflect the adoption of ASU 2016-15 (in thousands):

	Year Ended December 31, 2017
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	$243,011	$433,192	$95,617	$(252,920)	$518,900

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments of deferred purchase price on receivables securitization	—	48,192	—	(48,192)	—

	Year Ended December 31, 2016
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	$308,299	$411,201	$99,894	$(184,380)	$635,014

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments of deferred purchase price on receivables securitization	—	128,117	—	(128,117)	—

	Year Ended December 31, 2015
	Parent	Guarantors	Non-Guarantors	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	$262,812	$371,846	$136,361	$(226,737)	$544,282

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments of deferred purchase price on receivables securitization	—	21,576	—	(21,576)	—